Exhibit 99.1

FOR IMMEDIATE RELEASE

JAMES RIVER GROUP HOLDINGS, LTD. ANNOUNCES FIRST QUARTER RESULTS

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FIRST QUARTER 2017 NET INCOME OF $18.5 MILLION — $0.61 PER DILUTED SHARE, AND ADJUSTED NET OPERATING INCOME OF $17.7 MILLION — $0.58 PER DILUTED SHARE

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EARNINGS PER DILUTED SHARE INCREASED OVER 40% COMPARED TO THE FIRST QUARTER OF 2016. STRONG EARNINGS ACROSS ALL SEGMENTS

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4.8% GROWTH IN PRE DIVIDEND TANGIBLE BOOK VALUE PER SHARE SINCE YEAR END 2016

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EXPENSE RATIO OF 29.1%; 4.1 PERCENTAGE POINTS BETTER THAN THE FIRST QUARTER OF 2016

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GROSS FEE INCOME OF $5.9 MILLION; 88% INCREASE OVER THE FIRST QUARTER OF 2016

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Pembroke, Bermuda, May 3, 2017 - James River Group Holdings, Ltd. (NASDAQ: JRVR) today reported first quarter 2017 net income of $18.5 million ($0.61 per diluted share), compared to $12.8 million ($0.43 per diluted share) for the first quarter of 2016. Adjusted net operating income for the first quarter of 2017 was $17.7 million ($0.58 per diluted share), compared to $12.8 million ($0.43 per diluted share) for the same period in 2016.

Earnings Per Diluted Share	Three Months Ended March 31,
	2017	2016

Net Income	$ 0.61	$ 0.43
Adjusted Net Operating Income	$ 0.58	$ 0.43

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Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda Mailing address ● P.O. Box 1502, Hamilton HM FX, Bermuda Tel 441.278.4580 ● Fax 441.278.4588

JRVR Announces First Quarter Results

May 3, 2017

J. Adam Abram, Chairman and Chief Executive Officer of James River Group Holdings, Ltd. commented, “We are very pleased with our first quarter results, generating strong underwriting gains in all three of our operating segments and meaningful contributions from the investment portfolio. Our first quarter 14.8% annualized adjusted net operating income return on average tangible equity represents another solid result from our low volatility business model.”

Operating Results

•	Net written premiums of $157.9 million, comprised of the following:

	Three Months Ended March 31,
($ in thousands)	2017	2016	% Change
Excess and Surplus Lines	$ 96,971	$ 71,535	36%
Specialty Admitted Insurance	18,059	13,046	38%
Casualty Reinsurance	42,880	22,320	92%
	$ 157,910	$ 106,901	48%

•	Net earned premiums of $154.7 million, comprised of the following:

	Three Months Ended March 31,
($ in thousands)	2017	2016	% Change
Excess and Surplus Lines	$ 93,849	$ 65,505	43%
Specialty Admitted Insurance	16,253	11,405	43%
Casualty Reinsurance	44,585	40,220	11%
	$ 154,687	$ 117,130	32%

•	The Excess and Surplus Lines segment grew largely due to increases in Commercial Auto (with a focus on the Company’s rideshare business), Manufacturers and Contractors, and Excess Casualty, which were partially offset by declines in Energy, Excess Property and Professional Liability;
•	The Specialty Admitted Insurance segment grew largely due to the June 2016 addition of a significant fronting contract, much of which is reinsured to third parties;
•	The Casualty Reinsurance Segment grew due to the addition of new business, increased premium volume on renewed treaties and premium adjustments on prior year treaties;
•	Accident year loss ratio of 70.3% compared to 66.7% in the prior year quarter, due to changes in mix of business, specifically growth in the Commercial Auto division within the Excess and Surplus Lines segment, which carries a higher initial loss pick but also a lower expense ratio than the segment as a whole;

•	Combined ratio of 97.2% compared to 95.9% in the prior year quarter;

•	Expense ratio of 29.1% improved from 33.2% in the prior year quarter, driven principally by increased net earned premium and fee income, as well as growth in lines of business which carry relatively low expense ratios;

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JRVR Announces First Quarter Results

May 3, 2017

•	Favorable reserve development of $3.4 million compared to $4.7 million in the prior year quarter (representing a 2.2 point and 4.0 point reduction to the Company’s loss ratio in each period, respectively), largely driven by releases in the Excess and Surplus Lines segment. Pre-tax reserve development by segment was as follows:

	Three Months Ended March 31,
($ in thousands)	2017	2016
Excess and Surplus Lines	$ 3,227	$ 4,393
Specialty Admitted Insurance	42	311
Casualty Reinsurance	145	(37)
	$ 3,414	$ 4,667

•	Gross fee income of $5.9 million, an increase of 88% over the prior year quarter as a result of increased program and fronting volume in the Specialty Admitted Insurance segment and increased fee-for-service business in the Excess and Surplus Lines segment. This fee income, net of related expenses, resulted in a 2.7 percentage point reduction to the Company’s first quarter expense ratio;

•	Net investment income of $16.7 million, an increase of 48% over the prior year quarter, driven by an increased contribution from renewable energy investments, which is likely non-recurring as it was principally a result of fair value adjustments. Further details can be found in the ‘Investment Results’ section below;
•	The percentage of net IBNR to total net reserves decreased from 67% at December 31, 2016 to 66% at March 31, 2017 as the Company’s Excess and Surplus Lines segment continued to grow in some of its shorter tail lines.

Investment Results

Net investment income for the first quarter of 2017 was $16.7 million which compares to $11.3 million for the same period in 2016. The increase was principally driven by fair value gains in the Company’s renewable energy portfolio and asset growth across the core investment portfolio. The Company’s net investment income was comprised of the following:

	Three Months Ended March 31,
($ in thousands)	2017	2016	% Change
Renewable Energy Investments	$ 5,594	$ 681	721%
Other Private Investments	468	486	(4)%
All Other Net Investment Income	10,671	10,105	6%
Total Net Investment Income	$ 16,733	$ 11,272	48%

The Company’s annualized gross investment yield on average fixed maturity and bank loan securities for the three months ended March 31, 2017 was 3.4% (3.4% for the three months ended March 31, 2016) and the average duration of the portfolio was 3.5 years at March 31, 2017 (3.6 years at March 31, 2016).

During the first quarter, the Company recognized $1.0 million of pre-tax net realized gains ($547,000 of net realized gains in the same period in 2016) which included $409,000 recognized on the sale of a common stock holding and $597,000 of realized gains on bank loan participations.

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JRVR Announces First Quarter Results

May 3, 2017

Taxes

The Company’s effective tax rate can fluctuate due to its geographic mix of income and capital management. The tax rate for the three months ended March 31, 2017 and 2016 was 7.7% and 10.4%, respectively.

Tangible Equity

Tangible equity value after dividends increased 3.2% in the first quarter of 2017 from $472.5 million at December 31, 2016 to $487.6 million at March 31, 2017, largely due to net income of $18.5 million and $4.0 million of unrealized gains, net of taxes, on available-for-sale securities. Tangible equity per common share was $16.62 at March 31, 2017, net of $8.9 million of dividends the Company paid during the first quarter.

Capital Management

The Company announced that its Board of Directors declared a cash dividend of $0.30 per common share, the same amount as the prior quarter. This dividend is payable on Friday, June 30, 2017 to all shareholders of record on Monday, June 12, 2017. James River Group Holding Ltd.’s cumulative dividends, including this upcoming payment, total more than $131 million paid since its December 2014 initial public offering.

Conference Call

James River Group Holdings will hold a conference call to discuss its first quarter results tomorrow, May 4, 2017, at 8:00 a.m. Eastern Daylight Time. Investors may access the conference call by dialing (877) 930-8055 Conference ID# 8429500 or via the internet by going to www.jrgh.net and clicking on the “Investor Relations” link. Please visit the website at least 15 minutes early to register and download any necessary audio software. A replay of the call will be available until 11:00 a.m. (Eastern Daylight Time) on June 3, 2017 and can be accessed by dialing (855) 859-2056 or by visiting the company website.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, intend, project, anticipate, plan, estimate, guidance or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and factors, they include, among others, the following: (1) the inherent uncertainty of estimating reserves and the possibility that incurred losses may be greater than our loss and loss adjustment expense reserves; (2) inaccurate estimates and judgments in our risk management which may expose us to greater risks than intended; (3) the potential loss of key members of our management team or key employees and our ability to attract and retain personnel; (4) adverse economic factors; (5) a decline in our financial strength rating resulting in a reduction of new or renewal business; (6) reliance on a select group of brokers and agents for a significant portion of our business and the impact of our potential failure to maintain such relationships; (7) reliance on a select group of customers for a significant portion of our business and the impact of our potential failure to maintain such relationships; (8) existing or new regulations that may inhibit our ability to achieve our business objectives or subject us to penalties or suspensions for non-compliance or cause us to incur

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JRVR Announces First Quarter Results

May 3, 2017

substantial compliance costs; (9) a failure of any of the loss limitations or exclusions we employ; (10) losses from catastrophic events which substantially exceed our expectations and/or exceed the amount of reinsurance we have purchased to protect us from such events; (11) potential effects on our business of emerging claim and coverage issues; (12) exposure to credit risk, interest rate risk and other market risk in our investment portfolio; (13) losses in our investment portfolio; (14) the cyclical nature of the insurance and reinsurance industry, resulting in periods during which we may experience excess underwriting capacity and unfavorable premium rates; (15) changes in laws or government regulation, including tax or insurance laws and regulations; (16) the impact of loss settlements made by ceding companies and fronting carriers on our reinsurance business; (17) a forced sale of investments to meet our liquidity needs; (18) our ability to obtain reinsurance coverage at reasonable prices or on terms that adequately protect us; (19) losses resulting from reinsurance counterparties failing to pay us on reinsurance claims or insurance companies with whom we have a fronting arrangement failing to pay us for claims; (20) our underwriters and other associates exceeding their authority, committing fraud or taking excessive risks; (21) insufficient capital to fund our operations; (22) the potential impact of internal or external fraud, operational errors, systems malfunctions or cyber security incidents; (23) our ability to manage our growth effectively; (24) inadequacy of premiums we charge to compensate us for our losses incurred; (25) competition within the casualty insurance and reinsurance industry; (26) an adverse outcome in a legal action that we are or may become subject to in the course of our insurance or reinsurance operations; (27) in the event we do not qualify for the insurance company exception to the passive foreign investment company (“PFIC”) rules and are therefore considered a PFIC, there could be material adverse tax consequences to an investor that is subject to U.S. federal income taxation; (28) the Company or any of its foreign subsidiaries becoming subject to U.S. federal income taxation; (29) failure to maintain effective internal controls in accordance with Sarbanes-Oxley Act of 2002, as amended; (30) the ownership of a substantial amount of our outstanding common shares by affiliates of D. E. Shaw & Co., L.P. (the “D. E. Shaw Affiliates”) and their resulting ability to exert significant influence over matters requiring shareholder approval in a manner that could conflict with the interests of other shareholders and additionally, the D. E. Shaw Affiliates having certain rights with respect to board representation and approval rights with respect to certain transactions; and (31) changes in our financial condition, regulations or other factors that may restrict our subsidiaries’ ability to pay us dividends. For a more detailed description of these uncertainties, risks and other factors, please see the “Risk Factors” section in our Annual Report on Form 10-K filed with the U. S. Securities and Exchange Commission on March 10, 2017 (or “SEC”). These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Non-GAAP Financial Measures

In presenting James River Group Holdings’ results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (“GAAP”). Such measures, including underwriting profit, adjusted net operating income and tangible equity are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those measures determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included at the end of this press release.

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JRVR Announces First Quarter Results

May 3, 2017

About James River Group Holdings, Ltd.

James River Group Holdings, Ltd. (or “the Company”) is a Bermuda-based insurance holding company which owns and operates a group of specialty insurance and reinsurance companies founded by members of our management team. The Company operates in three specialty property-casualty insurance and reinsurance segments: Excess and Surplus Lines, Specialty Admitted Insurance and Casualty Reinsurance. The Company tends to focus on accounts associated with small or medium-sized businesses in each of its segments. Each of the Company’s regulated insurance subsidiaries are rated “A” (Excellent) by A.M. Best Company.

Visit James River Group Holdings, Ltd. on the web at www.jrgh.net

For more information contact:

Kevin Copeland

Investor Relations

441-278-4573

InvestorRelations@jrgh.net

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JRVR Announces First Quarter Results

May 3, 2017

James River Group Holdings, Ltd. and Subsidiaries

Condensed Consolidated Balance Sheet Data

(Unaudited)

	March 31, 2017	December 31, 2016
	($ in thousands, except for share amounts)
ASSETS
Invested assets:
Fixed maturity securities, available-for-sale	$941,687	$941,077
Fixed maturity securities, trading	5,066	5,063
Equity securities, available-for-sale	79,467	76,401
Bank loan participations, held-for-investment	224,224	203,526
Short-term investments	53,361	50,844
Other invested assets	59,645	55,419
Total investments	1,363,450	1,332,330

Cash and cash equivalents	94,224	109,784
Accrued investment income	6,920	7,246
Premiums receivable and agents’ balances	298,984	265,315
Reinsurance recoverable on unpaid losses	188,782	182,737
Reinsurance recoverable on paid losses	5,255	2,877
Deferred policy acquisition costs	63,964	64,789
Goodwill and intangible assets	220,613	220,762
Other assets	169,133	160,693
Total assets	$2,411,325	$2,346,533

LIABILITIES AND SHAREHOLDERS’ EQUITY
Reserve for losses and loss adjustment expenses	$980,563	$943,865
Unearned premiums	400,181	390,563
Senior debt	88,300	88,300
Junior subordinated debt	104,055	104,055
Accrued expenses	34,030	36,884
Other liabilities	95,936	89,645
Total liabilities	1,703,065	1,653,312

Total shareholders’ equity	708,260	693,221
Total liabilities and shareholders’ equity	$2,411,325	$2,346,533

Tangible equity (a)	$487,647	$472,459
Tangible equity per common share outstanding (a)	$16.62	$16.15
Total shareholders’ equity per common share outstanding	$24.14	$23.69
Common shares outstanding	29,344,327	29,257,566
Debt (b) to total capitalization ratio	21.4%	21.7%

(a)  See “Reconciliation of Non GAAP Measures”.
(b)  Includes senior debt and junior subordinated debt.

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JRVR Announces First Quarter Results

May 3, 2017

James River Group Holdings, Ltd. and Subsidiaries

Condensed Consolidated Income Statement Data

(Unaudited)

	Three Months Ended March 31,
	2017	2016
	($ in thousands, except for share data)
REVENUES
Gross written premiums	$224,179	$133,071
Net written premiums	$157,910	$106,901

Net earned premiums	$154,687	$117,130
Net investment income	16,733	11,272
Net realized investment gains	1,047	547
Other income	3,935	2,380
Total revenues	176,402	131,329

EXPENSES
Losses and loss adjustment expenses	105,369	73,506
Other operating expenses	48,893	41,179
Other expenses	(114)	(12)
Interest expense	2,123	2,174
Amortization of intangible assets	149	149
Total expenses	156,420	116,996
Income before taxes	19,982	14,333
Income tax expense	1,532	1,496
NET INCOME	$18,450	$12,837
ADJUSTED NET OPERATING INCOME	$17,719	$12,838

EARNINGS PER SHARE
Basic	$0.63	$0.44
Diluted	$0.61	$0.43

ADJUSTED NET OPERATING INCOME PER SHARE
Basic	$0.60	$0.44
Diluted	$0.58	$0.43

Weighted-average common shares outstanding:
Basic	29,289,588	28,953,008
Diluted	30,327,423	29,742,252
Cash dividends declared per common share	$0.30	$0.20

Ratios:
Loss ratio	68.1%	62.8%
Expense ratio	29.1%	33.2%
Combined ratio	97.2%	95.9%
Accident year loss ratio	70.3%	66.7%

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JRVR Announces First Quarter Results

May 3, 2017

James River Group Holdings, Ltd. and Subsidiaries

Segment Results

EXCESS AND SURPLUS LINES

	Three Months Ended March 31,
	2017	2016	% Change
	($ in thousands)
Gross written premiums	$108,995	$82,108	33%
Net written premiums	$96,971	$71,535	36%

Net earned premiums	$93,849	$65,505	43%
Losses and loss adjustment expenses	(66,568)	(40,663)	64%
Underwriting expenses	(18,481)	(15,638)	18%
Underwriting profit (a), (b)	$8,800	$9,204	(4)%

Ratios:
Loss ratio	70.9%	62.1%
Expense ratio	19.7%	23.9%
Combined ratio	90.6%	85.9%
Accident year loss ratio	74.4%	68.8%

(a) See "Reconciliation of Non-GAAP Measures."

(b) Underwriting results include fee income of $3.8 million and $2.3 million for the three months ended March 31, 2017 and 2016, respectively. These amounts are included in “Other income” in our Condensed Consolidated Income Statements.

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JRVR Announces First Quarter Results

May 3, 2017

SPECIALTY ADMITTED INSURANCE

	Three Months Ended March 31,
	2017	2016	% Change
	($ in thousands)
Gross written premiums	$72,464	$28,687	153%
Net written premiums	$18,059	$13,046	38%

Net earned premiums	$16,253	$11,405	43%
Losses and loss adjustment expenses	(9,981)	(6,600)	51%
Underwriting expenses	(5,430)	(4,330)	25%
Underwriting profit (a), (b)	$842	$475	77%

Ratios:
Loss ratio	61.4%	57.9%
Expense ratio	33.4%	38.0%
Combined ratio	94.8%	95.8%
Accident year loss ratio	61.7%	60.6%

(a) See "Reconciliation of Non-GAAP Measures."

(b) Underwriting results include fee income of $2.1 million and $820,000 for the three months ended March 31, 2017 and 2016, respectively. These amounts are included in “Other operating expenses” in our Condensed Consolidated Income Statements.

CASUALTY REINSURANCE

	Three Months Ended March 31,
	2017	2016	% Change
	($ in thousands)
Gross written premiums	$42,720	$22,276	92%
Net written premiums	$42,880	$22,320	92%

Net earned premiums	$44,585	$40,220	11%
Losses and loss adjustment expenses	(28,820)	(26,243)	10%
Underwriting expenses	(14,672)	(13,643)	8%
Underwriting profit (a)	$1,093	$334	227%

Ratios:
Loss ratio	64.6%	65.2%
Expense ratio	32.9%	33.9%
Combined ratio	97.5%	99.2%
Accident year loss ratio	65.0%	65.2%

(a) See "Reconciliation of Non-GAAP Measures."

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JRVR Announces First Quarter Results

May 3, 2017

RECONCILIATION OF NON-GAAP MEASURES

Underwriting Profit

The following table reconciles the underwriting profit (loss) by individual operating segment and of the whole Company to consolidated income before taxes. We believe that these measures are useful to investors in evaluating the performance of our Company and its operating segments because our objective is to consistently earn underwriting profits. We evaluate the performance of our operating segments and allocate resources based primarily on underwriting profit (loss) of operating segments. Our definition of underwriting profit (loss) of operating segments and underwriting profit (loss) may not be comparable to that of other companies.

	Three Months Ended March 31,
	2017	2016
	(in thousands)
Underwriting profit of the operating segments:
Excess and Surplus Lines	$8,800	$9,204
Specialty Admitted Insurance	842	475
Casualty Reinsurance	1,093	334
Total underwriting profit of operating segments	10,735	10,013
Other operating expenses of the Corporate and Other segment	(6,461)	(5,252)
Underwriting profit (a)	4,274	4,761
Net investment income	16,733	11,272
Net realized investment gains	1,047	547
Other income and expenses	200	76
Interest expense	(2,123)	(2,174)
Amortization of intangible assets	(149)	(149)
Consolidated income before taxes	$19,982	$14,333

(a)       Included in underwriting results for the three months ended March 31, 2017 and 2016 is fee income of $5.9 million and $3.1 million, respectively.

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JRVR Announces First Quarter Results

May 3, 2017

Adjusted Net Operating Income

We define adjusted net operating income as net income excluding net realized investment gains and losses, as well as non-operating expenses including those that relate to due diligence costs for various merger and acquisition activities, professional fees related to the filing of a registration statement for the sale of our securities, and severance costs associated with terminated employees. We use adjusted net operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted net operating income should not be viewed as a substitute for net income calculated in accordance with GAAP, and our definition of adjusted net operating income may not be comparable to that of other companies.

Our income before taxes and net income for the three months ended March 31, 2017 and 2016, respectively, reconciles to our adjusted net operating income as follows:

	Three Months Ended March 31,
	2017		2016
	Income Before Taxes	Net Income	Income Before Taxes	Net Income
	(in thousands)
Income as reported	$19,982	$18,450	$14,333	$12,837
Net realized investment gains	(1,047)	(834)	(547)	(307)
Other expenses	(114)	(100)	(12)	(8)
Interest expense on leased building the Company is deemed to own for accounting purposes	312	203	486	316
Adjusted net operating income	$19,133	$17,719	$14,260	$12,838

Tangible Equity and Tangible Equity per Share

We define tangible equity as shareholders’ equity less goodwill and intangible assets (net of amortization). Our definition of tangible equity may not be comparable to that of other companies, and it should not be viewed as a substitute for shareholders’ equity calculated in accordance with GAAP. We use tangible equity internally to evaluate the strength of our balance sheet and to compare returns relative to this measure. The following table reconciles shareholders’ equity to tangible equity for March 31, 2017, December 31, 2016, and March 31, 2016.

	March 31, 2017		December 31, 2016		March 31, 2016
($ in thousands, except for share data)	Equity	Equity per share	Equity	Equity per share	Equity	Equity per share
Shareholders' equity	$708,260	$24.14	$693,221	$23.69	$705,570	$24.34
Goodwill and intangible assets	220,613	7.52	220,762	7.54	221,210	7.63
Tangible equity	$487,647	$16.62	$472,459	$16.15	$484,360	$16.71

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